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                                                              EXHIBIT 10(cxxvii)


                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                              UNFUNDED BENEFIT PLAN


                  Hamilton Beach/Proctor-Silex, Inc. (the "Company") does hereby amend and completely restate the Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan to read as follows, effective as of October 1, 2001.

                                    ARTICLE I
                                     PREFACE

                  SECTION 1.1 Effective Date. The original effective date of this Plan was March 10, 1993. The effective date of this amendment and restatement is October 1, 2001.

                  SECTION 1.2 Purpose of the Plan. The purpose of this Plan is to (a) allow certain Employees to defer the receipt of certain long-term incentive compensation award payments, (b) provide for certain Employees the benefits they would have received under the Cash Balance Plan but for (i) the dollar limitation on Compensation taken into account as a result of Section 401(a)(17) of the Code, and (ii) the limitations imposed under Section 415 of the Code, and/or (c) provide for certain Employees the benefits they would have received under the Savings Plan but for the limitations imposed under Section 402(g), 401(m), 401(a)(17), 401(k)(3) or 415 of the Code.

                  SECTION 1.3 Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

                  SECTION 1.4 Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

                                   ARTICLE II
                                   DEFINITIONS

                  Except as otherwise provided in this Plan, terms defined in the Qualified Plans as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

                  SECTION 2.1 Account shall mean the record maintained by the Company in accordance with Section 3.6 as the sum of the Participant's Excess Profit Sharing Sub-Account, Basic Excess 401(k) Sub-Account, Basic Excess Matching Sub-Account, Additional Excess 401(k) Sub-Account, Additional Excess Matching Sub-Account and LTIP Deferral Sub-Account.

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                  SECTION 2.2 Adjusted ROE.

                  (a) For purposes of this Section, the following terms shall have the following meanings:

                  (i) "Net Income (before extraordinary items)" is defined as consolidated net income, as defined by general accepted accounting principals ("GAAP"), for the Company for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

                  (ii) "Amortization of Goodwill" is defined as the consolidated amortization expense related to the intangible asset goodwill for the Company for the subject year;

                  (iii) "Weighted Average Stockholders' Equity" is calculated by adding the consolidated stockholders' equity for the Company, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

                  (iv) "Weighted Average Accumulated Amortization of Goodwill" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen.

                  (b) "Adjusted ROE" shall mean the average return on equity of the Company calculated for the applicable time period, based on A divided by B, where:

         A = Net Income (before extraordinary items) + Amortization of Goodwill; and

         B = Weighted Average (Shareholders' Equity + Accumulated Amortization of Goodwill)

Adjusted ROE shall be determined at least annually by the Company.

                  SECTION 2.3 Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.

                  SECTION 2.4 Cash Balance Employee shall mean a participant in the Cash Balance Plan.

                  SECTION 2.5 Cash Balance Plan shall mean Part II of the Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries (commonly known as the "Hamilton Beach/Proctor-Silex, Inc. Profit Sharing Retirement Plan") (or any successor thereto), as the same may be amended from time to time. Benefits under the Cash Balance Plan were permanently frozen effective for Plan Years beginning on or after January 1, 1997.

                  SECTION 2.6 Company shall mean Hamilton Beach/ Proctor-Silex, Inc.


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                  SECTION 2.7 Compensation. For purposes of Sections 3.2 and 3.3 of the Plan, the term "Compensation" shall have the same meaning as under the Savings Plan, except that Compensation shall be deemed to include (a) the amount of compensation deferred by the Participant under this Plan and (b) amounts in excess of the limitation imposed by Code Section 401(a)(17).

                  SECTION 2.8 Excess Retirement Benefit or Benefit shall mean an LTIP Deferral Benefit, an Excess Pension Benefit, an Excess Profit Sharing Benefit, a Basic or Additional Excess 401(k) Benefit or a Basic or Additional Excess Matching Benefit (as described in Article III) which is payable to or with respect to a Participant under this Plan.

                  SECTION 2.9 Fixed Income Fund shall mean the Stable Asset Fund under the Savings Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

                  SECTION 2.10 401(k) Employee shall mean a participant in the Savings Plan who is eligible for Before-Tax and Matching Employer Contributions thereunder.

                  SECTION 2.11 Insolvent. For purposes of this Plan, the Company shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

                  SECTION 2.12 LTIP Plan shall mean the Hamilton
Beach/Proctor-Silex, Inc. Long-Term Incentive Compensation Plan, or any successor thereto.

                  SECTION 2.13 Participant.

                  (a) For purposes of Section 3.1 of the Plan, the term "Participant" shall mean a Cash Balance Employee whose benefit under the Cash Balance Plan is limited by the application of Section 401(a)(17) or 415 of the Code.

                  (b) For purposes of Section 3.2 of the Plan, the term "Participant" shall mean a Profit Sharing Employee (i) whose Post-1996 Profit Sharing Contributions for a Plan Year are limited by the application of Section 401(a)(17) or 415 of the Code and (ii) who is classified in job grades 17 or above and, effective January 1, 2002, whose total compensation from the Controlled Group for the year of such Contribution is at least $115,000.

                  (c) For purposes of Sections 3.3 and 3.4 of the Plan, the term "Participant" shall mean a 401(k) Employee (i) who is unable to make all of the Before-Tax Contributions that he has elected to make to the Savings Plan, or who is unable to receive the maximum amount of Post-1994 Matching Employer Contributions under the Savings Plan, because of the limitations imposed under
Section 402(g), 401(a)(17), 401(k)(3) or 401(m) of the Code and (ii) who is classified in job grades 17 or above and, effective January 1, 2002, whose total compensation from the Controlled Group for the year in which the deferral election is required is at least $115,000.


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                  (d) For purposes of Section 3.5 of the Plan, the term
"Participant" shall mean an Employee of the Company who is a participant in the LTIP Plan and who is classified in job grades 17 and above and, effective January 1, 2002, whose total compensation from the Controlled Group for the year in which the deferral election is required is at least $115,000. In addition, the Employee must be an active Employee (i.e., have not terminated employment or retired) at the time the LTIP Deferral Benefit is deferred hereunder.

                  (e) The term "Participant" shall also include any other person who, as of September 30, 2001, was entitled to receive a Benefit under the Plan.

                  (f) Notwithstanding the change in eligibility requirements which became effective January 1, 2002, any Employee of the Company who (i) was eligible to participate in the Plan on December 31, 2001, and (ii) actually had amounts allocated to an Account under the Plan as of such date, shall remain as an eligible Participant in the Plan on and after January 1, 2002.

                  SECTION 2.14 Plan shall mean the Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan as herein set forth or as duly amended.

                  SECTION 2.15 Plan Administrator shall mean the Company.

                  SECTION 2.16 Plan Year shall mean the calendar year.

                  SECTION 2.17 Profit Sharing Employee shall mean a participant in the Savings Plan who is eligible for Post-1996 Profit Sharing Contributions.

                  SECTION 2.18 Qualified Plan shall mean (a) for Cash Balance Employees, the Cash Balance Plan, (b) for Profit Sharing Employees, the profit-sharing portion of the Savings Plan and (c) for 401(k) Employees, the Before-Tax Contributions and Matching Employer Contributions portion of the Savings Plan. References throughout this Plan to a "Qualified Plan" shall be deemed to refer to the underlying Qualified Plan to which a particular Benefit relates.

                  SECTION 2.19 Savings Plan shall mean the Hamilton Beach/Proctor-Silex, Inc. Employees' Retirement Savings Plan (401(k)), as the same may be amended from time to time, or any successor thereto.

                  SECTION 2.20 Unforeseeable Emergency shall mean an event which results (or will result) in severe financial hardship to the Participant as a consequence of an unexpected illness or accident or loss of the Participant's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant.

                  SECTION 2.21 Valuation Date shall mean the last business day of each Plan Year and any other date chosen by the Plan Administrator.


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                                  ARTICLE III
                           EXCESS RETIREMENT BENEFITS

                  SECTION 3.1 Excess Pension Benefits. The Excess Pension Benefit payable to a Participant who is a Cash Balance Employee shall be a monthly benefit equal to the excess, if any, of (a) the amount of the monthly benefit that would be payable to such Participant under the Cash Balance Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and, effective as of January 1, 1995, the definition of Compensation under such Plan included any amounts deferred under Section 3.3 of this Plan, over (b) the amount of the monthly benefit that is actually payable to the Participant under the Cash Balance Plan.

                  SECTION 3.2 Excess Profit Sharing Benefits. At the time described in Section 3.6(a), the Company shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for each Participant who is a Profit Sharing Employee, an amount equal to the excess, if any, of (a) the amount of the Company's Post-1996 Profit Sharing Contribution which would have been made to the profit sharing portion of the Savings Plan on behalf of the Participant if (i) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (ii) the term "Compensation" (as defined in Section 2.7 hereof) were used for purposes of determining the amount of profit sharing contributions under the Savings Plan, over (b) the amount of the Company's Post-1996 Profit Sharing Contribution which is actually made to the Savings Plan on behalf of the Participant for such Plan Year (the "Excess Profit Sharing Benefits").

                  SECTION 3.3 Basic and Additional Excess 401(k) Benefits.

                  (a) Amount of Excess 401(k) Benefits. Each 401(k) Employee who is a Participant, may, prior to the first day of any Plan Year, by completing an approved deferral election form direct the Company to reduce his Compensation for such Plan Year by the difference between (i) a specified percentage, in 1% increments, with a maximum of 17%, of his Compensation for the Plan Year, and
(ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Savings Plan for such Plan Year by reason of the application of the limitations imposed under Sections 402(g), 401(a)(17), or 401(k)(3) of the Code (which amounts shall be referred to as the "Excess 401(k) Benefits").

                  (b) Classification of Excess 401(k) Benefits. The Excess 401(k) Benefits for a particular Plan Year shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:

                  (i) The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the 401(k) Deferral Election Form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and

                  (ii) The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying such Excess 401(k) Benefit by a fraction, the numerator of which is the


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         difference between (1) the percentage of Compensation elected to be deferred in the 401(k) Deferral Election Form for such Plan Year and
         (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.

The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder. The Basic and Additional Excess 401(k) Sub-Accounts shall be referred to collectively as the "Excess 401(k) Sub-Account."

                  (c) Rules Relating to Excess 401(k) Deferral Elections.

                  (i) Deferral Period/Payment Date. The initial deferral election made by a Participant shall also contain the Participant's election regarding the time of the commencement of payment of the Participant's entire Excess 401(k) Sub-Account hereunder. The Participant may elect to commence payment of his Excess 401(k) Sub-Account as soon as practicable following (1) the date on which he ceases to be an Employee of a Controlled Group Member, (2) January 1st of the year following the date on which he ceases to be an Employee of a Controlled Group Member, (3) the date on which he attains a specified age, or (4) the earlier or later of such dates. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his Excess 401(k) Sub-Account as soon as practicable following the date on which he ceases to be an Employee of a Controlled Group Member.

                  (ii) Change of Payment Date. Notwithstanding the foregoing, a Participant who is an Employee may elect to change the payment date selected (or deemed selected) for his Excess 401(k) Sub-Account to one of the other dates permitted under (i) above; provided, however that
         (1) the form electing such change is filed with the Plan Administrator at least two (2) years prior to the original payment date and while the Participant is an Employee, (2) the new payment date is at least two
         (2) years after the date the form is filed and (3) the Participant remains employed throughout such two (2) year period. Any election to change the payment date which does not meet all of the foregoing requirements shall not be valid and, in such case, payment shall be made in accordance with the Participant's last effective payment date election.

                  (iii) Special Election. Due to administrative errors on the part of the Company, all payment date elections which were made by Participants who are actively employed by the Company on November 1, 2000 were deemed null and void as of such date. Such Participants were given new payment date election forms which had to be completed during a 45-day election period specified by the Company. Such elections superceded all prior elections. Any such Participant who did not timely and properly file such an election form is deemed to have elected to receive all amounts credited to his Excess 401(k) Sub-Account (whether before or after the Effective Date of this restatement of the Plan) as soon as practicable following the date on which he ceases to be an Employee of the Controlled Group; provided, however, that such a Participant may elect to change such deemed payment date in accordance with the requirements of (ii) above.


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                  (d) Effect and Duration of Deferral Election. Any direction by a Participant to make deferrals of Excess 401(k) Benefits hereunder shall be effective with respect to Compensation otherwise payable to the Participant during the Plan Year for which the 401(k) Deferral Election Form is in effect, and the Participant shall not be eligible to receive such Excess 401(k)
Benefits. Instead, such amounts shall be credited to the Participant's Basic and Additional Excess 401(k) Sub-Accounts (as applicable) as provided in Section 3.6(b). Any directions made in accordance with Subsection (a) above shall be irrevocable and shall remain in effect for subsequent Plan Years unless changed or terminated by the Participant for Plan Years commencing after such change or termination, on the appropriate form provided by the Plan Administrator, prior to the first day of such subsequent Plan Year.

                  (e) Automatic Termination/Suspension of Deferral Election.

                  (i) A Participant's direction to make deferrals of Excess 401(k) Benefits shall automatically terminate on the earlier of the date on which (1) the Participant ceases employment with the Company,
         (2) the Company is deemed Insolvent, (3) the Participant is no longer eligible to make deferrals of Excess 401(k) Benefits hereunder, or (4) the Plan is terminated.

                  (ii) Any Participant whose eligibility to make Before-Tax Contributions to the Savings Plan has been suspended because he has taken a hardship withdrawal from the Savings Plan shall not be eligible to make deferrals of Excess 401(k) Benefits under this Plan for the period of his suspension from the Savings Plan.

                  (iii) The Plan Administrator may, in its sole and absolute discretion, pursuant to nondiscriminatory rules adopted by the Plan Administrator, reduce and/or cease the deferral of Excess 401(k) Benefits being made by one or more Participants, to the extent deemed necessary or desirable in order to satisfy the requirements of any applicable law (including, without limitation, federal securities laws).

                  SECTION 3.4 Excess Matching Benefits.

                  (a) Amount. A 401(k) Employee shall have credited to his Basic or Additional Excess Matching Sub-Account (as applicable) an amount equal to the Post-1994 Matching Employer Contributions attributable to the Basic or Additional Excess 401(k) Benefits that he is prevented from receiving under the Savings Plan because of the limitations imposed under Code Sections 402(g), 401(a)(17), 401(k)(3) and 401(m) (collectively, the "Excess Matching Benefits").

                  (b) Time of Payment. The Excess Matching Benefits shall be paid (or commence to be paid) at the same time as Participant's Excess 401(k) Benefits.

                  SECTION 3.5 LTIP Deferral Benefits.

                  (a) Amount. Each Participant (as defined in Section 2.13(d)) may, with the consent of the Company, by completing an approved election form, direct the Company to (i) reduce an Award (as that term is defined in the LTIP
Plan) payable under the LTIP Plan by a


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specified dollar amount or percentage and (ii) to credit the amount of the reduction (the "LTIP Deferral Benefit") to the LTIP Deferral Sub-Account hereunder.

                  (b) Deferral Election. A Participant may elect to make a separate deferral election with respect to each Award under the LTIP Plan. Except as specifically permitted by the Company, each such election must be made no later than one year prior to the date such Award would otherwise be payable to the Participant under the LTIP Plan.

                  (c) Deferral Period/Payment Date. The initial deferral election made by a Participant shall also contain the Participant's election regarding the time of the commencement of payment of the Participant's entire LTIP Deferral Sub-Account hereunder. The Participant may elect to commence payment of his LTIP Deferral Sub-Account as soon as practicable following (1) the date on which he ceases to be an Employee of a Controlled Group Member, (2) January 1st of the year following the date on which he ceases to be an Employee of a Controlled Group Member, (3) the date on which he attains a specified age, or (4) the earlier or later of such dates. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his LTIP Deferral Sub-Account as soon as practicable following the date on which he ceases to be an Employee of a Controlled Group Member.

                  (d) Change of Payment Date. Notwithstanding the foregoing, a Participant who is an Employee may elect to change the payment date selected (or deemed selected) for his LTIP Deferral Sub-Account to one of the other dates permitted under (i) above; provided, however that (1) the form electing such change is filed with the Plan Administrator at least two (2) years prior to the original payment date and while the Participant is an Employee, (2) the new payment date is at least two (2) years after the date the form is filed and (3) the Participant remains employed throughout such two (2) year period. Any election to change the payment date which does not meet all of the foregoing requirements shall not be valid and, in such case, payment shall be made in accordance with the Participant's last effective payment date election.

                  (e) Effect and Duration of LTIP Deferral Election. Any direction by a Participant to defer receipt of all or part of an Award under the LTIP Plan and to receive LTIP Deferral Benefits in lieu of such Award shall be irrevocable with respect to such Award.

                  (f) Automatic Termination/Suspension of LTIP Deferral
Election.

                  (i) A Participant's direction to make deferrals of LTIP Deferral Benefits shall automatically terminate on the earlier of the date on which (1) the Participant ceases employment with the Company,
         (2) the Company is deemed Insolvent, (3) the Participant ceases to satisfy the requirements of Section 2.13(d) or (4) the Plan is terminated.

                  (ii) The Plan Administrator may, in its sole and absolute discretion, pursuant to nondiscriminatory rules adopted by the Plan Administrator, reduce and/or cease the deferral of LTIP Deferral Benefits being made by one or more Participants, to the extent deemed necessary or desirable in order to satisfy the requirements of any applicable law (including, without limitation, federal securities laws).

                  SECTION 3.6 Participant's Account. The Company shall establish and maintain on its books an Account for each Participant which shall contain the following entries:


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                  (a) Credits to an Excess Profit Sharing Sub-Account for the
Excess Profit Sharing Benefits described in Section 3.2, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants' Accounts under the Savings Plan;

                  (b) Credits to a Basic or Additional Excess 401(k) Sub-Account (as applicable) for the Basic and Additional Excess 401(k) Benefits described in
Section 3.3, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from making a Before-Tax Contribution under the Savings Plan;

                  (c) Credits to a Basic or Additional Excess Matching Sub-Account (as applicable) for the Basic or Additional Excess Matching Benefits described in Section 3.4, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from receiving Post-1994 Matching Employer Contributions under the Savings Plan;

                  (d) Credits to an LTIP Deferral Sub-Account for the LTIP Deferral Benefits described in Section 3.5, which shall be credited to the Sub-Account at the time the Award would otherwise be payable to the Participant under the LTIP Plan;

                  (e) Credits to all such Sub-Accounts for the earnings described in Article IV, which shall continue until the Sub-Accounts have been distributed to the Participant or his Beneficiary; and

                  (f) Debits for any distributions made from such Sub-Accounts and any amounts forfeited under Section 6.1(d).

                  To the extent determined necessary by the Company, the Company may also establish a "notional account" in the name of each Cash Balance Employee to reflect the Excess Pension benefits payable to such Employees.

                  SECTION 3.7 Effect on other Benefits. Benefits payable to or with respect to a Participant under the Qualified Plans or any other Company-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                                   ARTICLE IV
                                    EARNINGS

                  SECTION 4.1 Earnings on Basic 401(k) and Matching Sub-Accounts and Profit Sharing Sub-Accounts.


                  (a) Subject to Subsection (b) and Section 4.4, at the end of each calendar month during a Plan Year, the Excess Profit Sharing Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such Plan Year exceeds the rate credited to the Sub-Accounts under the preceding sentence, such Sub-Accounts shall retroactively be credited with the difference between (1) the amount determined


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under the preceding sentence, and (2) the amount determined by multiplying the
Participant's average Sub-Account balance during each month of such Plan Year by the Adjusted ROE determined for such Plan Year, compounded monthly.

                  (b) The Adjusted ROE calculation described in Subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by the Company. For any subsequent month, such Adjusted ROE calculation shall not apply. The Fixed Income Fund calculation described above for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

                  SECTION 4.2 Earnings on Additional 401(k) and Matching Sub-Accounts. Subject to Section 4.3, at the end of each calendar month during a Plan Year, the Additional Excess 401(k) Sub-Account and Additional Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earning during such month by the Fixed Income Fund. The earnings calculation for the month in which the participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

                  SECTION 4.3 Earnings on LTIP Deferral Sub-Accounts. Subject to
Section 4.4, at the end of each calendar month during a Plan Year, the LTIP Deferral Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the "10-Year U.S. Treasury Yield" plus 2.0%. For purposes hereof, the 10-Year U.S. Treasury Yield shall be the 10 year yield on US Treasury issues as listed in the Bond Market Data Bank for the last day of the preceding calendar quarter as printed in the Wall Street Journal. In the event that a yield is not listed for a maturity exactly 10 years from the calendar quarter end, the next preceding chronological treasury bond issue yield shall be used.

                  SECTION 4.4 Changes in Limitations on Earnings Assumptions.

                  (a) The NACCO Industries, Inc. Benefits Committee (the "Committee") may change (but not suspend) the earnings rate credited to Accounts hereunder at any time upon at least 30 days advance notice to Participants.

                  (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.

                                    ARTICLE V
                                     VESTING

                  SECTION 5.1 Vesting. A Participant shall always be 100% vested in all amounts credited to his Account hereunder and in his Excess Pension Benefits.


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                                   ARTICLE VI
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

                  SECTION 6.1 Time and Manner of Payment.

                  (a) Excess Pension Benefits.

                  (i) Timing. A Participant who is a Cash Balance Employee is required to elect the time and manner of payment of his benefits under the Cash Balance Plan before he will be eligible to receive payment of his Excess Pension Benefit hereunder. The Excess Pension Benefit payable to a Participant shall be paid at the same time or times and in the same manner as the benefits payable to the Participant under the Cash Balance Plan.

                  (ii) Form. Notwithstanding the foregoing, in the event that the monthly payments of the Excess Pension Benefits payable to a Participant hereunder following the Participant's termination of the employment with the Controlled Group amount to less than Fifty Dollars ($50) per month, such Excess Pension Benefits shall be paid in the form of a single lump sum payment. Such lump sum amount shall be equal to the Actuarial Equivalent present value of such Excess Pension Benefits.

                  (b) Excess Profit Sharing Benefits. The Excess Profit Sharing Benefit payable to a Participant shall be paid in the form of a single lump sum payment at the time the corresponding Post-1996 Profit Sharing Contributions payable to the Participant under the Savings Plan commence to be paid.

                  (c) Excess 401(k) and Matching Benefits/LTIP Deferral
Benefits.

                  (i) Timing. A Participant's Excess 401(k) Sub-Account, Excess Matching Sub-Account and LTIP Deferral Sub-Account shall be paid (or commence to be paid) to the Participant as soon as practicable after the date specified in the Participant's last valid election form (as provided in Section 3.3(c) or 3.5(c), as applicable).

                  (ii) Normal Form of Payment. The Excess 401(k) Sub-Account , Excess Matching Sub-Account and LTIP Deferral Sub-Account shall each be distributed in the form of ten annual installments with each installment being based on the value of the applicable Sub-Account on the Valuation Date immediately preceding the date such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid.

                  (iii) Optional Forms of Payment. Notwithstanding the foregoing, the Participant may elect to receive the amounts credited to his Excess 401(k) Sub-Account and/or his Excess Matching Sub-Account and/or his LTIP Deferral Sub-Account in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account. Any such election of the form of payment may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by a Participant and filed with the Plan Administrator while such Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account.

                  (iv) Unforeseeable Emergency Distributions. Notwithstanding the foregoing, the Company may at any time, upon written request of the Participant cause to be paid to such Participant an amount equal to all or any part of the Participant's Excess 401(k) Sub-Account and/or Excess Matching Sub-Account and/or LTIP Deferral Sub-Account if the Company determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need.

                  (d) Withdrawals Subject to a 10% Penalty.

                  (i) The provisions of this Subsection shall apply notwithstanding any other provision of the Plan to the contrary.

                  (ii) A Participant who is an Employee may, at any time (and from time to time) elect in writing to receive a withdrawal from one or more of the following Sub-Accounts:

                           (A) the Additional Excess 401(k) Sub-Account;

                           (B) the Additional Excess Matching Sub-Account; and

                           (C) the LTIP Deferral Sub-Account.

                  (iii) In addition to the amounts described in (ii) above, Participants who have ceased to be Employees of the Controlled Group may also elect in writing to receive a withdrawal from one or more of the following Sub-Accounts:

                           (A) the Basic Excess 401(k) Sub-Account;

                           (B) the Basic Excess Matching Sub-Account; and

                           (C) the Excess Profit Sharing Sub-Account.

                  (iv) Withdrawals under this Subsection shall be equal to the entire amount credited to any such Sub-Account, less 10%. Such 10% reduction shall be treated as a forfeiture hereunder and shall immediately be subtracted from the applicable Sub-Account, never to be restored.

                  (e) Payment Restriction. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that any amount payable, when added to any other compensation received or to be received by the Participant in the same calendar year, would not be deductible by the Company by reason of Section 162(m) of the Code. The amount to be deferred will equal the amount that otherwise would not be deductible by the Company by reason of
Section 162(m) of the Code, but in no event greater than the total amount otherwise payable hereunder. The deferred amount shall become payable on December 31 of the first succeeding calendar year in which such amount, when added to all other compensation received or to be received by the Participant in such calendar year, would not be non-deductible by the Company by reason of
Section 162(m) of the Code. The Nominating, Organization and Compensation Committee of the Board of Directors, in its sole and absolute discretion, shall have the authority to waive this payment restriction (in whole or in part) upon the written request of the Participant.

                  SECTION 6.2 Small Sub-Accounts. Notwithstanding the foregoing, in the event that the Participant's Account does not exceed $10,000 at the time of such Participant's termination of employment with the Controlled Group, such Account shall automatically be paid to him in a single lump sum payment as soon as practicable following his termination of employment.

                  SECTION 6.3 Liability for Payment/Expenses. The Company shall be liable for the payment of the Excess Retirement Benefits which are payable hereunder to the Participants. Expenses of administering the Plan shall be paid by the Company.

                                  ARTICLE VII
                                  BENEFICIARIES

                  SECTION 7.1 Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. Separate Beneficiary designations may be made for each Benefit under the Plan. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, (a) the Beneficiary of a Participant for his Excess Pension Benefits shall be his beneficiary under the Cash Balance Plan and (b) the Beneficiary of a Participant for his Account shall be his Beneficiary under the Savings Plan. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Excess Retirement Benefit the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation.

                  SECTION 7.2 Change in Beneficiary. (a) Anything herein or in the Qualified Plans to the contrary notwithstanding, a Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the applicable underlying Qualified Plan. In other words, the Beneficiary hereunder need not be the same as under the applicable underlying Qualified Plan.

                  (b) Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.

                  SECTION 7.3 Distributions to Beneficiaries.

                  (a) Amount of Benefits.

                  (i) Amount of Excess Pension Benefit. The Excess Pension Benefit payable to a Beneficiary under this Plan shall be a monthly benefit equal to the excess, if any, of (A) the amount of the monthly benefit that would be payable to the Beneficiary last effectively designated by the Participant under the Cash Balance Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) or 415 of the Code and the definition of Compensation under such Plan included any amounts deferred under this Plan over (B) the amount of the monthly benefit that is actually paid to such Beneficiary under such Plan.

                  (ii) Amount of Excess Profit Sharing Benefit. The Excess Profit Sharing Benefit payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's Excess Profit Sharing Sub-Account balance on the date of the distribution.

                  (iii) Amount of Excess 401(k) and Excess Matching Benefits. The Excess 401(k) and Excess Matching Benefits payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's Excess 401(k) and Excess Matching Sub-Account balances on the date of distribution.

                  (iv) Amount of LTIP Deferral Benefit. The LTIP Deferral Benefits payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's LTIP Deferral Sub-Account balance on the date of distribution.

                  (b) Time and Manner of Payment.

                  (i) Excess Pension Benefit. The Excess Pension Benefit payable to a Beneficiary under this Plan shall be paid at the same time or times and in the same manner as the benefits payable to the Beneficiary last effectively designated by the Participant under the Cash Balance Plan; provided however, that the provisions of Subsection 6.1(a)(ii) shall apply to such Benefit, treating the Beneficiary hereunder as if he were the Participant.

                  (ii) Excess Profit Sharing Benefit/Excess 401(k) Benefit and Excess Matching Benefit/LTIP Deferral Benefit. The Excess Profit Sharing Benefit, Excess 401(k) Benefit and Excess Matching Benefit and LTIP Deferral Benefit payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant in the form of a lump sum payment.

                  (c) Effect of Different Beneficiaries under this Plan and the Cash Balance Plan. In the event the Beneficiary designated hereunder for the Excess Pension Benefit is different than the Beneficiary under the Cash Balance Plan, (i) if the Beneficiary hereunder dies after the Participant but while the Beneficiary under the Cash Balance Plan is still living, any remaining payments hereunder shall be payable, as they come due, to the estate of the Beneficiary hereunder and (ii) if the Beneficiary hereunder predeceases the Beneficiary under the Cash Balance Plan and the Participant, the Beneficiary hereunder shall revert to the Beneficiary last effectively designated under the Cash Balance Plan unless and until the Participant again makes a change of Beneficiary pursuant to Section 7.2.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.1 Liability of Company. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between the Company and any Participant, Beneficiary or any other person.

                  SECTION 8.2 Limitation on Rights of Participants and Beneficiaries - No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Company.

                  SECTION 8.3 No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of the Company solely at the will of the Company subject to discharge at any time, with or without cause.

                  SECTION 8.4 Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such Benefit.

                  SECTION 8.5 Assignment. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary. Notwithstanding the foregoing, the Plan Administrator shall honor a judgment, order or decree from a state domestic relations court which requires the payment of part or all or a Participant's or Beneficiary's vested interest under this Plan to an "alternate payee" as defined in Code Section 414(p).

                  SECTION 8.6 Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

                  SECTION 9.1 Administration. (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants, or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular Employee is a Participant, and (ii) to determine if a person is entitled to Excess Retirement Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.3 and 9.4 hereof.

                  (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Excess Retirement Benefits, to a named administrator or administrators.

                  SECTION 9.2 Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 9.3 and 9.4 hereof, be final and binding on all persons.

                  SECTION 9.3 Claims Procedures. The Plan Administrator shall determine the rights of any person to any Excess Retirement Benefits hereunder. Any person who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

                  A written denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                  (a) the specific reasons for the denial;

                  (b) specific reference to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the claim review procedure.

                  A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Company (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 9.1(a) above.

                  The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

                  SECTION 9.4 Revocability of Plan Administrator/ Company Action. Any action taken by the Plan Administrator or the Company with respect to the rights or benefits under the Plan of any person shall be revocable by the Plan Administrator or the Company as to payments not yet made to such person, and acceptance of any Excess Retirement Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's or the Company's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

                  SECTION 9.5 Amendment. The Committee may at any time amend any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect the amount of any Participant's Excess Retirement Benefit as of the date of such amendment and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

                  SECTION 9.6 Termination.

                  (a) The Company, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection (b) hereof, (i) no such termination may adversely affect the amount of any Participant's Excess Retirement Benefit as of the date of such termination and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Nominating, Organization and Compensation Committee of the Board of Directors of the Company. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

                  (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits.

                  Executed this 20th day of October, 2001.


                                              HAMILTON BEACH/PROCTOR-SILEX, INC.


                                              By: /s/ Michael J. Morecroft
                                                  ------------------------------
                                                  Title: President and CEO